Ex:  99.1

FOR IMMEDIATE RELEASE

CAMBRIDGE BANCORP AND OPTIMA BANK & TRUST COMPANY TO MERGE

CAMBRIDGE, MASSACHUSETTS – December 5, 2018 – Cambridge Bancorp (Nasdaq: CATC) (the “Company” or “Cambridge”), the holding company for Cambridge Trust Company (“Cambridge Trust”), and Portsmouth New Hampshire-based Optima Bank & Trust Company (“Optima”), are pleased to jointly announce that Cambridge, Cambridge Trust and Optima have entered into a definitive agreement pursuant to which Optima will merge with and into Cambridge Trust in a stock and cash transaction.  Under the terms of the agreement, each share of Optima common stock will be exchanged for either 0.3468 shares of Cambridge common stock, or $32.00 in cash, subject to customary pro-ration procedures which will result in an aggregate stock / cash consideration mix of 95% / 5%. The transaction is presently valued at approximately $67 million in the aggregate, based upon Cambridge Bancorp’s closing price of $85.61 as of December 4, 2018.  On a pro forma basis, the transaction is expected to be approximately 3.6% accretive to Cambridge’s 2020 earnings per share and approximately 3.8% dilutive to tangible book value per share with an earnback period of approximately 3.4 years.

While Cambridge Trust has provided wealth management services in the New Hampshire community since the 1990’s, it has lacked comprehensive banking services.  This combination will enhance and expand Cambridge’s southern New Hampshire presence with the addition of six full service branch locations to complement Cambridge’s three existing wealth management offices in the state.  Cambridge currently manages $1.1 billion of wealth assets for New Hampshire-based clients, and this merger will enable the combined company to provide both locally-based banking and wealth solutions in southern New Hampshire.

As of September 30, 2018 Optima had approximately $524 million of total assets, $466 million of loans and $489 million of deposits.  Based on financials as of September 30, 2018, the combined company will have over $2.5 billion in assets, $1.9 billion in gross loans, $2.2 billion in deposits, and $3.2 billion of wealth management assets upon completion of the transaction.

“Our merger with Optima Bank is a natural fit and consistent with our growth strategy to become the premier private bank and wealth management company throughout Greater Boston and Southern New Hampshire,” said Denis Sheahan CEO of Cambridge Trust. “By joining forces, we’ll be able to provide our wealth management clients in New Hampshire with access to a full suite of private banking services and convenient office locations, while clients of Optima Bank will benefit from Cambridge Trust’s comprehensive investment management, wealth planning, and trust services.”

Daniel Morrison, Chairman, President and CEO of Optima, and other key members of the Optima team will remain with Cambridge to help drive the combined company’s future growth in southern New Hampshire.

“Through the combined organization, we will be well-positioned to offer differentiated, high-touch private banking and wealth management services to clients and prospects in Southern New Hampshire,” said Mr. Morrison. “Cambridge Trust has been in our market since 1996 and has amassed over $1 billion in New Hampshire-based wealth management assets. I look forward to working with the Cambridge Trust team to accelerate our combined growth in New Hampshire."

The transaction has been approved by the Boards of Directors of both companies and is expected to be completed during the second quarter of 2019, subject to regulatory approval, approval by Optima’s shareholders, and other customary closing conditions.  Effective at the closing of the transaction, Mr. Morrison will join the Board of Directors of both Cambridge Bancorp and Cambridge Trust Company.

A presentation with additional information regarding the merger can be accessed by visiting the Cambridge Bancorp investor relations site at “ir.cambridgetrust.com”.  Keefe, Bruyette & Woods, Inc. served as financial advisor and provided a fairness opinion to Cambridge Bancorp and Hogan Lovells US LLP served as its legal counsel.  Sandler O'Neill & Partners, L.P. served as financial advisor and provided a fairness opinion to Optima and Goodwin Procter, LLP served as its legal counsel.

About Cambridge Bancorp

Cambridge Bancorp, the parent company of Cambridge Trust Company, is based in Cambridge, Massachusetts. Cambridge Trust Company is a 128-year-old Massachusetts chartered commercial bank with approximately $2.0 billion in assets and 10 Massachusetts locations in Cambridge, Boston, Belmont, Concord, Lexington, and Weston. Cambridge Trust Company is one of New England's leaders in private banking and wealth management with $3.2 billion in client assets under management and administration. The Wealth Management group maintains offices in Boston and Concord, Manchester and Portsmouth, New Hampshire.

For more details on Cambridge Bancorp visit: www.cambridgetrust.com

About Optima Bank & Trust Company

Optima Bank & Trust Company is headquartered in Portsmouth, New Hampshire, and was founded in 2008 by local bankers and business leaders.  Optima has approximately $524 million in total assets, and operates six New Hampshire locations in Portsmouth, Dover, Stratham, North Hampton, and Bedford.

For more details on Optima Bank & Trust Company, please visit: www.optimabank.com

Forward-Looking Statements

Certain statements herein may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about the Company and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including (i) statements about the benefits of the merger between Cambridge and Optima, including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Cambridge’s and Optima’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts; statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following: (1) the businesses of Cambridge and Optima may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of Optima may fail to approve the merger; (6) changes to interest rates, (7) the ability to control costs and expenses, (8) general economic conditions, (9) the success of the Company’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee-based business, (10) risks associated with the quality of the Company’s assets and the ability of its borrowers to comply with repayment terms, and (11) disruptions in the Company’s ability to access the capital markets and other factors that are described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year end December 31, 2017, which the Company filed on March 21, 2018. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Additional Information and Where to Find it
In connection with the proposed merger, Cambridge Bancorp will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of Optima Bank & Trust Company and a Prospectus of Cambridge Bancorp, as well as other relevant documents concerning the proposed merger. Investors and shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Registration Statement and Proxy Statement/Prospectus, as well as other filings with the SEC containing information about Cambridge and Optima, when they become available, may be obtained free of charge at the SEC’s Internet site (www.sec.gov). Copies of the Registration Statement and Proxy Statement/Prospectus (when they become available) and the filings that will be incorporated by reference therein may also be obtained, free of charge, from Cambridge Bancorp’s website at http://ir.cambridgetrust.com/ or by contacting Cambridge Bancorp’s Investor Relations at (617) 520-5520.

Participants in Solicitation

Optima Bank & Trust Company and its respective directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the shareholders of Optima Bank & Trust Company in connection with the merger. Information about the directors and executive officers of Optima Bank & Trust Company and their ownership of Optima Bank & Trust Company common stock, and the interests of such participants, may be obtained by reading Optima Bank & Trust Company’s proxy statement/prospectus when it becomes available.

Cambridge Bancorp:

Denis K. Sheahan, Chairman and CEO

Michael F. Carotenuto, SVP, Treasurer & CFO

(617) 520-5520

Optima Bank & Trust Company:

Daniel R. Morrison, Chairman, President & CEO

(603) 433-9600